UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 17, 2009 (June 15, 2009)
NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51567	04-3454702
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation or organization)		No.)

439 S. Union St, 5th Floor, Lawrence, MA	01843
(Address of principal executive offices)	(Zip Code)
(978) 687-4700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Extracorporeal Disposables Distribution Agreement with Gambro Renal Products, Inc.
     On June 15, 2009, Medisystems Corporation, a wholly-owned subsidiary of NxStage Medical, Inc. (“NxStage”), entered into an Extracorporeal Disposables Distribution Agreement (the “Agreement”) with Gambro Renal Products, Inc. (“Gambro”). Pursuant to the terms of the Agreement, Gambro is granted exclusive distribution rights with respect to certain bloodlines for sale to DaVita Inc. dialysis clinics for five years, expiring June 14, 2014, subject to certain conditions, including certain minimum purchase requirements. Under the Agreement, Gambro also is granted non-exclusive distribution rights for bloodlines to certain other in-center dialysis customers. Either party may terminate the Agreement for any uncured material breach of the Agreement by the other party or upon the insolvency of the other party.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

NxStage Medical, Inc.
Date: June 17, 2009	By:	/s/ Jeffrey H. Burbank
Jeffrey H. Burbank
President and Chief Executive Officer